Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated July 2, 2021, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-260026) and related Prospectus of Solo Brands, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas

October 25, 2021